UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2017

WEB.COM GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	94-3327894
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Commission file number:
000-51595

(Address of principal executive offices and zip code)
12808 Gran Bay Parkway West
Jacksonville, FL 32258

Registrant's telephone number, including area code:
(904) 680-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
Cash Compensation
On January 25, 2017, the Compensation Committee of the Board of Directors of Web.com Group, Inc. (the “Company” or “Web.com”) approved, the following: (1) cash bonuses for performance in 2016 for the executive officers of the Company (the “Named Executive Officers”); (2) base salaries for 2017 for the Named Executive Officers; and (3) target bonuses as a percentage of salary for 2017 performance for the Named Executive Officers, as follows:

Name	2016 Cash Bonus	2017 Base Salary	2017 Target Bonus(1)
David L. Brown President and Chief Executive Officer	$336,000	$560,000	100%
Kevin M. Carney Chief Financial Officer	$100,000	$350,000	50%
Roseann Duran Chief People Officer	$85,000	$285,000	50%
(1) Target bonus amounts are expressed as a percentage of the corresponding 2017 base salary.
Approval of Contributions to Web.com Group, Inc. Supplemental Executive Retirement Plan
On January 25, 2017, the Compensation Committee approved discretionary contributions to the Web.com Group, Inc. Supplemental Executive Retirement Plan (“SERP”). The discretionary contributions made to the SERP for the Named Executive Officers are as follows:

Name	Contribution
David L. Brown President and Chief Executive Officer	$84,000
Kevin M. Carney Chief Financial Officer	$35,000
Roseann Duran Chief People Officer	$28,000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2017                    WEB.COM, GROUP, INC.

By:     /s/ Matthew P. McClure
Secretary